Registration No. 333-[__________]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________________________________________________________
Hewlett Packard Enterprise Company
(Exact Name of Registrant as Specified in its Charter)
______________________________________________________________________________

Delaware	47-3298624
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1701 East Mossy Oaks Road Spring, TX	77389
(Address of Principal Executive Offices)	(Zip Code)

Hewlett Packard Enterprise Company 2021 Stock Incentive Plan
Hewlett Packard Enterprise 401(k) Plan, as amended and restated
(Full Title of the Plans)
Rishi Varma
Senior Vice President, General Counsel and Corporate Secretary
Hewlett Packard Enterprise Company
1701 East Mossy Oaks Road,
Spring, TX 77389
(678) 259-9860
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)
_____________________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note
Pursuant to General Instruction E of Form S-8, Hewlett Packard Enterprise Company, a Delaware corporation (the “Company” or the “Registrant”), is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register (i) 15,000,000 additional shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) for issuance pursuant to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan (as amended from time to time, the “2021 Plan”) and (ii) 3,000,000 additional shares of Common Stock to the Hewlett Packard Enterprise 401(k) Plan (as amended and restated and as further amended from time to time, the "401(k) Plan").

In connection with the 2021 Plan, the Registrant previously filed with the Commission a registration statement on Form S-8 (Registration No. 333-255839) and two registration statements on Form S-8 POS (Registration Nos. 333-217152 and 333-207671) on May 6, 2021, and in connection with the 401(k) Plan, the Registrant previously filed with the Commission a registration on Form S-8 (Registration No. 333-207680) on October 30, 2015 (collectively, the “Prior Registration Statements”). In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of the Prior Registration Statements, except to the extent supplemented, superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

Part II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021 filed with the Commission on December 10, 2021 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2022, filed with the Commission on March 3, 2022;

    (c) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 24, 2022, April 7, 2022, and April 25, 2022; and

(d) The description of the Common Stock contained in the Registrant’s Form 10-K for the fiscal year ended October 31, 2020 filed with the Commission on December 10, 2020.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished, but not filed, on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 5. Interests of Named Experts and Counsel.

Rishi Varma, Senior Vice President, General Counsel and Corporate Secretary of the Registrant, will pass upon the validity of the issuance of the shares of Common Stock offered by this Registration Statement under the 2021 Plan. Mr. Varma is an officer and employee of the Registrant and holds restricted stock units granted by the Registrant.

Item 8. Exhibits.
The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Description of Exhibit
4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 5, 2015).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 5, 2015).
*4.3	Hewlett Packard Enterprise 401(k) Plan, as amended and restated, effective January 1, 2019.
*4.4	Amendment One to the Hewlett Packard Enterprise 401(k) Plan, effective June 15, 2020.
*4.5	Amendment Two to the Hewlett Packard Enterprise 401(k) Plan, effective January 1, 2022.
4.6	Hewlett Packard Enterprise Company 2021 Stock Incentive Plan (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8 filed with the Commission on May 6, 2021).
*4.7	Amendment No. 1 to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan, effective April 5, 2022.
*5.1	Opinion re legality.
*23.1	Consent of Independent Registered Public Accounting Firm.
*23.2	Consent of Counsel (included in Exhibit 5.1 to this Registration Statement).
*24	Powers of Attorney (included on signature pages hereto).
*107	Calculation of Filing Fee Table.
* Filed herewith.
Pursuant to Item 8(a)(1) of Form S-8, an opinion of counsel as to the legality of the additional shares of Common Stock to be issued under the 401(k) Plan being registered hereby is not included, because such shares will not constitute original issuance securities.
Pursuant to Item 8(a)(2) of Form S-8, neither an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor an Internal Revenue Service determination letter that the 401(k) Plan is qualified under the Internal Revenue Service is included. The Registrant, the sponsor of the 401(k) Plan, has submitted and will submit the 401(k) Plan and any amendments to the Internal Revenue Service in a timely manner and will make all changes required in order to qualify the 401(k) Plan under Section 401 of the U.S. Internal Revenue Code of 1986, as amended.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on June 2, 2022.

HEWLETT PACKARD ENTERPRISE COMPANY

By:	/s/ Rishi Varma
Name:	Rishi Varma
Title:	Senior Vice President, General Counsel and Corporate Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Tarek Robbiati and Rishi Varma as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments and supplements (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming that all such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

To effect the above, each of the undersigned has executed this Power of Attorney as of the date indicated beside each name.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature		Date
/s/ Antonio F. Neri Antonio F. Neri	President, Chief Executive Officer and Director (Principal Executive Officer)	June 2, 2022
/s/ Tarek Robbiati Tarek Robbiati	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 2, 2022
/s/ Jeff T. Ricci Jeff T. Ricci	Senior Vice President and Controller (Principal Accounting Officer)	June 2, 2022
/s/ Patricia F. Russo Patricia F. Russo	Chair	June 2, 2022
/s/ Daniel Ammann Daniel Ammann	Director	June 2, 2022
/s/ Pamela L. Carter Pamela L. Carter	Director	June 2, 2022

/s/ Jean M. Hobby Jean M. Hobby	Director	June 2, 2022
/s/ George Kurtz George Kurtz	Director	June 2, 2022
/s/ Raymond J. Lane Raymond J. Lane	Director	June 2, 2022
/s/ Ann M. Livermore Ann M. Livermore	Director	June 2, 2022
/s/Charles H. Noski Charles H. Noski	Director	June 2, 2022
/s/ Raymond E. Ozzie Raymond E. Ozzie	Director	June 2, 2022
/s/ Gary M. Reiner Gary M. Reiner	Director	June 2, 2022